UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

KB HOME

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The definitive additional materials filed herewith are a Notice Regarding the Availability of Proxy Materials for the KB Home Annual Meeting of Stockholders scheduled to be held on April 20, 2023, an email message sent by KB Home’s Chairman, President and Chief Executive Officer to KB Home employees on March 10, 2023, and an email message that KB Home’s transfer agent sent to certain registered stockholders of KB Home regarding the electronic delivery to them of materials for the Annual Meeting.

Online

Go to **www.investorvote.com/KBH** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by see reverse side

Stockholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. KB Home's 2023 Proxy Statement and 2022 Annual Report (which is not deemed to be part of the official proxy soliciting materials) are available at:

www.investorvote.com/KBH

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/KBH.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 6, 2023 to facilitate timely delivery.

2 N O T

03QZTF

Dear KB Home Team:

We will hold our 2023 Annual Meeting of Stockholders at 9:00 a.m. Pacific Time on Thursday, April 20, 2023.  The meeting will be conducted virtually through an audio-only webcast.  Five items of business will be considered at the meeting and your vote as stockholders on each of them is important!

If on February 24, 2023, you held KB Home common stock (either directly or through our 401(k) Savings Plan), or had common stock options, you will receive a proxy/voting instruction form(s) and/or a notice card(s) with instructions on how to access the proxy materials for the meeting and vote.

You may receive more than one paper or electronic proxy/voting instruction form and/or notice card from or through our transfer agent (Computershare), or your personal financial advisor. Please look for your proxy/voting instruction form(s) or notice card(s) in the mail or in your e-mail account(s). Each proxy/voting instruction form or notice card will have the control number you need to vote and you will need to vote each control number you receive separately.

You can find all the proxy materials for the meeting online at http://www.kbhome.com/investor/proxy.

For the reasons discussed in the proxy materials, I encourage you to vote

•	“FOR” the election of each of our directors
•	“FOR” the advisory vote to approve named executive officer compensation
•	“FOR” ratifying Ernst & Young LLP’s appointment as our independent registered public accounting firm for the fiscal year ending November 30, 2023
•	“FOR” the Amended and Restated KB Home 2014 Equity Incentive Plan
•	“FOR” an annual frequency of the advisory vote to approve named executive officer compensation

To ensure your vote is counted, please vote as soon as possible.

If you have any questions about voting or the Annual Meeting, please contact our Corporate Secretary.

Thank you in advance for your support!

Jeff

Subject Line of Email: KB Home’s 2023 Annual Meeting of Stockholders

Dear,

KB Home’s 2023 Annual Meeting of Stockholders will be held on April 20, 2023, at 9:00 a.m. PT., virtually at meetnow.global/MTDGK2M.

Review meeting materials and proposals

Cast your vote

Votes submitted online must be received by 11:59 P.M. Eastern Time on April 19, 2023.

Control

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